Exhibit 10.218

Artisan/LV – Mezzanine Loan

OMNIBUS ASSIGNMENT

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia”), for good and valuable consideration, the receipt and sufficiency of which are acknowledged, as of the date hereof, hereby sells, transfers, assigns, delivers, sets-over and conveys to KBS Debt Holdings, LLC, a Delaware limited liability company, its successors and assigns (“Lender”), without recourse to Wachovia and without representation, warranties or covenants, express or implied, by Wachovia, except as set forth herein, all right, title and interest of Wachovia in and to the loan identified on Exhibit A attached hereto (the “Loan”), and Lender hereby irrevocably purchases and assumes the Loan from Wachovia, including, without limitation, all of Wachovia’s right, title and interest in any claims, collateral, insurance policies, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Loan, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Loan, including, without limitation, the documents and/or instruments set forth in Exhibit B attached hereto.

All capitalized terms not herein defined shall have the respective meanings ascribed thereto in the Intercreditor Agreement (as hereinafter defined).

(a) Representations of Wachovia. Wachovia, as of the date hereof, hereby represents and warrants to Lender, as follows:

(i) The execution and delivery of this Assignment and the related Allonge of even date herewith (the “Allonge”) by Wachovia, and the performance of, and compliance with, the terms of this Assignment and the Allonge by Wachovia, will not: (i) violate or conflict with its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, or termination of, any material agreement or other instrument to which it is a party or that is applicable to Wachovia or any of its assets, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Assignment, (ii) violate or conflict with any law, statute or regulation applicable to Wachovia, (iii) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body of which Wachovia has knowledge, against or binding upon Wachovia or upon any of the assets of Wachovia, or (iv) to Wachovia’s knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest or other right or interest upon the assets of Wachovia.

(ii) Wachovia has the full power and authority to enter into and consummate all transactions contemplated by this Assignment, has duly authorized the execution, delivery and performance of this Assignment and has duly executed and delivered this Assignment. This Assignment constitutes a valid and legally binding obligation of Wachovia enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and by principles of equity (regardless of whether enforceability is considered in equity or at law).

(iii) Immediately prior to the execution and delivery of this Assignment, Wachovia shall be the sole legal owner and holder of the Loan, free and clear of any lien, pledge, hypothecation, encumbrance or other adverse interest in the Loan created by Wachovia, Wachovia has the right to enter into this Assignment without the consent of any third party, and Wachovia has the right to sell the Loan to Lender.

(iv) Wachovia has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

(v) As of the date hereof, the outstanding principal balance of the Loan $20,000,000.00 The most recent debt service payment made on the Loan was made as of December 9, 2007, all of which was applied to the payment of interest on the Loan.

(vi) True, correct and complete copies of all of the Loan Documents in effect on the date hereof (including all amendments, assignments and modifications thereto) have been delivered by Wachovia to Lender and are listed on Exhibit B, and the Loan Documents listed on Exhibit B comprise all of the written agreements between Mezzanine Borrower and Lender relating to the Loan as of the date hereof. The terms of the Loan and the Loan Documents have not been waived, altered or modified in writing by or on behalf of Wachovia in any material respect, except as specifically set forth in the Loan Documents or on Exhibit B.

(vii) The representations and warranties set forth in Exhibit C hereof and made a part hereby are true and correct in all material respects.

(viii) Wachovia has heretofore provided to Lender true, correct and complete copies of the Intercreditor Agreement, including any and all amendments and/or modifications thereto, executed by Wachovia. Other than the amendments, modifications or changes that have been provided to Lender, the Intercreditor Agreement has not been otherwise superseded, amended, modified, cancelled, extended or otherwise changed pursuant to a written instrument. To Wachovia’s actual knowledge, (A) no counterclaims, defenses or offsets have been asserted in writing against Wachovia by any of the other parties to the Intercreditor Agreement, nor, to Wachovia’s actual knowledge, against any other party with respect to any amount due or to become due under the Intercreditor Agreement, and (B) the Intercreditor Agreement is in full force and effect. Wachovia has not received any written notice from any other party to the Intercreditor Agreement alleging that Wachovia is in default under such agreement.

(ix) To Wachovia’s actual knowledge, other than as set forth in the Intercreditor Agreement, no consent of any other person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Wachovia of this Assignment or consummation by Wachovia of the transactions contemplated by this Assignment which has not already been obtained.

(x) To Assignor’s actual knowledge, there currently exists no default under the Loan Documents and no event has occurred which, with the giving of notice or

(other than any payments due under the Loan Documents that are not yet due and payable) passage of time, or both, would constitute an event of default under the Loan Documents.

(b) Representations of Lender. Lender, as of the date hereof, hereby represents and warrants to, and covenants with Wachovia, as follows:

(i) Lender is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii) The execution and delivery of this Assignment by Lender, and the performance of, and compliance with, the terms of this Assignment by Lender, will not: (i) violate or conflict with Lender’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, or termination of, any material agreement or other instrument to which it is a party or that is applicable to Lender or any of its assets, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Assignment, (ii) violate or conflict with any law, statute or regulation applicable to Lender; or (iii) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body of which Lender has knowledge, against or binding upon Lender or upon any of the assets of Lender, or (iv) to Lender’s knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest or other right or interest upon the assets of Lender.

(iii) Lender has the full power and authority to enter into and consummate all transactions contemplated by this Assignment, has duly authorized the execution, delivery and performance of this Assignment and has duly executed and delivered this Assignment. This Assignment constitutes a valid and legally binding obligation of Lender enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and by principles of equity (regardless of whether enforceability is considered in equity or at law).

(iv) Lender has the right to enter into this Assignment without the consent of any third party, and Lender has the right to purchase the Loan from Wachovia.

(v) Lender is acquiring the Loan for its own account in the ordinary course of its business.

(vi) Lender has not dealt with any broker, investment banker, agent or other person, other than Wachovia, that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

(vii) Lender is a Qualified Transferee.

This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of December 11, 2007 by their respective duly authorized officers.

WACHOVIA:

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Authorized Signatory
Name:
Title:

Artisan/LV – Mezzanine Loan

LENDER:

KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership, its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, its sole general partner

	By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer